EXHIBIT 23.1
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             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the use in this Annual Report of The Descartes Systems Group Inc. on Form 20-F for the year ended January 31, 2005 of our report dated March 2, 2005.

We also consent to the incorporation by reference in Registration Statements (Nos. 333-10666, 333-11636, 333-13058, 333-13746, 333-13768 and 333-89694) of
The Descartes Systems Group Inc. on Form S-8 of our report dated March 2, 2005 appearing in the Annual Report on Form 20-F of The Descartes Systems Group Inc. for the year ended January 31, 2005.


/s/ Deloitte & Touche LLP

Kitchener, Ontario
July 22, 2005